 RESTRICTED STOCK AWARD AGREEMENT

UNDER THE CAMDEN NATIONAL CORPORATION
2012 EQUITY AND INCENTIVE PLAN

Name of Grantee:
No. of Shares:
Grant Date:

Pursuant to the Camden National Corporation 2012 Equity and Incentive Plan, as amended through the date hereof (the “Plan”), Camden National Corporation (the “Company”) hereby grants a Restricted Stock Award (an “Award”) to the Grantee named above. Upon acceptance of this Award, the Grantee shall receive the number of shares of Common Stock, no par value per share (the “Restricted Stock”) of the Company specified above, subject to the restrictions and conditions set forth herein and in the Plan.
1.          Acceptance of Award. The Grantee shall have no rights with respect to this Award unless he or she shall have accepted this Award by signing and delivering to the Company a copy of this Award Agreement. Thereupon, the shares of Restricted Stock shall be issued in the name of the Grantee and the Grantee’s name shall be entered as the stockholder of record on the books of the Company. The Grantee shall have all the rights of a shareholder with respect to such Restricted Stock, subject, however, to the restrictions and conditions set forth in this Award Agreement and in the Plan.
2.          Certificates, Legend, Etc. Upon acceptance of this Award by the Grantee, certificates evidencing the shares of Restricted Stock granted herein shall be issued in the name of the Grantee. Such certificates shall bear an appropriate legend, as determined by the Committee (as defined in Section 2 of the Plan) in its sole discretion, to the effect that such shares of Restricted Stock are subject to restrictions as set forth herein and in the Plan. Unless the Committee otherwise determines, such certificates shall remain in the possession of the Company until the shares are vested as set forth herein and the Grantee shall deliver to the Company a stock power endorsed in blank.
3.          Voting/Dividends. Upon the issuance of the shares of Restricted Stock hereunder, the Grantee shall have the rights of a stockholder of the Company with respect to voting the shares of Restricted Stock and to be paid currently on all dividends declared and issued in respect of such shares.
4.          Tender Offers and Merger Elections. The Grantee shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Common Stock of the Company.
 5.          Vesting of Restricted Stock. The restrictions and conditions in this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule. If a series of Vesting Dates is specified, then the restrictions and conditions shall lapse only with respect to the incremental number of shares of Restricted Stock specified as vested on such date.

Incremental Number (Cumulative Number) of Shares of Restricted Stock Vested	Vesting Date

# #	DATE

# #	DATE

# #	DATE

Subsequent to such Vesting Date or Dates, the shares of Common Stock on which all restrictions and conditions have lapsed shall no longer be deemed Restricted Stock. The Committee may at any time accelerate the vesting schedule specified in this Paragraph 6.
6.          Termination of Service. The Grantee’s rights in any shares of Restricted Stock that have not vested shall, upon the termination of the Grantee’s Service to the Company and any Subsidiary, (i) in the event of termination for Cause, expire and be forfeited; (ii) in the event of (A) the death or Disability of the Grantee, (B) a Change of Control, or (C) the Retirement of the Grantee provided that the Grantee is at least sixty-five (65) years old and has provided Services to the Company or a Subsidiary for at least five (5) consecutive years, accelerate and become fully vested as of the date of termination of Service; or (iii) in all other cases, terminate upon the grantee’s termination of Service with the Company and its Subsidiaries and such shares shall be subject to a right of repurchase by the Company from the Grantee or his or her legal representative at the original purchase price. The Company must exercise such right of forfeiture by written notice to the Grantee or the Grantee’s legal representative not later than sixty (60) days following such termination of Service.
7.          Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award Agreement shall be subject to and governed by all the terms and conditions of the Plan, a copy of which the Grantee acknowledges having received, including the powers of the Committee set forth in Section 2(b) of the Plan. Capitalized terms in this Award Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.
8.          Transferability. This Award Agreement is personal to the Grantee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.
9.          Tax Withholding. Notwithstanding any provision of any applicable award agreement between the Company and the Grantee, and except as expressly elected by the Grantee, the Grantee’s required minimum tax withholding obligation shall be satisfied as follows: With respect to any Award of Restricted Stock, the Grantee shall transfer to the Company such number of shares of Common Stock of the Company with an aggregate Fair Market Value that would satisfy the withholding amount due, in each case, not later than the day as of which the applicable award becomes a taxable event for Federal income tax purposes.
10.          Miscellaneous.
 (a)          This Award Agreement and the Plan contain the entire agreement of the parties relating to the subject matter hereof and supersede any prior agreements or understandings with respect thereto.
 (b)          Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Grantee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.
 (c)          This Award Agreement does not confer upon the Grantee any rights with respect to continuation of employment by the Company or any Subsidiary or with respect to any future Awards.

CAMDEN NATIONAL CORPORATION
`
By:
Title:

The foregoing Award Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
Grantee’s Signature

Grantee’s name and address:

NAME:

ADDRESS: